UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2011

VIRGIN MEDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware	File No. 000-50886	59-3778427
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification
No.)

909 Third Avenue, Suite 2863, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 906-8440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
Item 8.01.	Other Events.
SIGNATURES

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Frequency of an advisory vote on the compensation of the Company’s named executive officers

At the Annual Meeting of Stockholders held on June 7, 2011, 65.4% of stockholders voted, on a non-binding advisory basis, in favor of an annual vote on the compensation of the Company’s named executive officers (“Say-on-Pay”). On August 31, 2011, the board of directors of the Company (the “Board”) considered this result and approved a resolution to carry out an annual vote on Say-on-Pay. The next advisory vote on the frequency of our Say-on-Pay vote will take place no later than the Company’s Annual Meeting of Stockholders in 2017.

Item 8.01.  Other Events.

Payment of a quarterly cash dividend

On August 31, 2011, the Board approved the payment of a quarterly cash dividend of $0.04 per share to be distributed on September 22, 2011 to stockholders of record as of September 12, 2011. Future payments of regular quarterly dividends by the Company are in the Board’s discretion and will be subject to the Company’s future needs and uses of free cash flow, which could include investments in operations, the repayment of debt, and share repurchase programs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2011

VIRGIN MEDIA INC.

	By:	/s/ Scott G. Dresser
	Name:	Scott G. Dresser
	Title:	Secretary